EXHIBIT 5.1


                [Letterhead of Wachtell, Lipton, Rosen & Katz]


                                 August 3, 1999


Bank United Corp.
3200 Southwest Freeway
Suite 2600
Houston, Texas 77027

Ladies and Gentlemen:

            Reference is made to the Registration Statements on Form S-3
(File Nos. 333-75937 and 333-83797), as amended, filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration of (i) 2,000,000 Premium Income Equity Securities ("PIES") of Bank United Corp. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) 2,000,000 shares of Series A Preferred Stock (the "Series A Preferred Stock" and, together with the PIES, the "Securities"). In connection with the offering of the Securities, you have requested our opinion with respect to the following matters.

            In connection with the delivery of this opinion, we have examined originals or copies of the Restated Certificate of Incorporation and the By-Laws of the Company, the Registration Statement and the exhibits thereto, certain resolutions adopted or to be adopted by the Board of Directors, the form of certificates representing the Securities and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization,
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Bank United Corp.
August 3, 1999
Page 2

registration, issuance and sale of the Securities. With respect to certain factual matters, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing such documents.

            Based on such examination and review, and subject to the foregoing, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

            We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus that is a part of the Registration Statement, and in any supplements thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Wachtell, Lipton, Rosen & Katz